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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  April 17, 2001


                              AT HOME CORPORATION
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         (Exact name of the Registrant as specified in its charter)


                                   Delaware
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                (State or other jurisdiction of incorporation)


      000-22697                                                 77-0408542
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     (Commission                                             (IRS Employer
     File Number)                                          Identification No.)


                    450 Broadway Street, Redwood City, CA          94063
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                   (Address of principal executive offices)      (Zip code)


                                (650) 556-5000
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                      (The Registrant's telephone number)


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         (Former name or former address, if changed since last report)
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ITEM 5:  OTHER EVENTS.

     On April 17, 2001, we issued a press release announcing our preliminary operating results for the first quarter of 2001 and stating that, due to recent acceleration in the weakness of the market for online advertising and marketing services, we expect to report significantly lower revenues, greater operating losses and more rapid use of cash than previously forecasted for the balance of 2001. As a result, we will record an impairment charge associated with our media business in our operating results for the first quarter of 2001.

     In light of the weaker financial outlook, we announced that we are taking several immediate measures to conserve cash and raise additional funds. These measures include:

     o Adopting a revised operating plan with lower expenses than previously forecast.

     o The execution of a non-binding Letter of Agreement with AT&T Corp. under which AT&T may provide Excite@Home with $75 million to $85 million (the "IRU Price") in connection with the restructuring of the backbone fiber agreement between the companies and with a joint initiative to maintain and improve current network performance levels. As part of the restructuring of the backbone fiber agreement, we would enter into a long-term lease under which we would make monthly payments to AT&T based on a 20-year amortization of the IRU Price at 8% per year ($627,330 per month based on an IRU Price of $75 million).

     o Negotiation of additional debt and/or equity financing from third parties.

     o Continued efforts to focus our strategy and resources around our broadband franchise through the potential sale or restructuring of our media operations not directly supporting our broadband strategy.

     If we do not achieve our targeted expense reductions or other stated initiatives and raise at least $75 million to $80 million by June 30, 2001, there would be a material adverse impact on our operations and liquidity.

     Excite@Home's first quarter results teleconference will be held on Monday, April 23, 2001 at 2:00 p.m. Pacific Time. A live webcast and archived replay of the teleconference will be available at the company's investor relations website, www.excitehome.net/ir.

     The press release is filed with this report as Exhibit 99.1, and the Letter of Agreement is filed with this report as Exhibit 99.2. Each of these documents is hereby incorporated into this report by reference.
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ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          99.1    Press Release issued by Excite@Home on April 17, 2001.

          99.2 Letter of Agreement dated April 17, 2001 between Excite@Home and AT&T Corp.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 19, 2001               AT HOME CORPORATION


                                    By:      /s/ MEGAN PIERSON
                                       ----------------------------------------
                                       Megan Pierson
                                       Senior Vice President and
                                       General Counsel
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                                 EXHIBIT LIST


99.1    Press Release issued by Excite@Home on April 17, 2001.

99.2    Letter of Agreement dated April 17, 2001 between Excite@Home and AT&T
        Corp.